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                                                                   EXHIBIT 10.3

                           EXCLUSIVE LICENSE AGREEMENT

         EXCLUSIVE LICENSE AGREEMENT dated as of October 5, 1999 (this "Agreement"), by and among Lady Luck Gaming Corporation, a Delaware corporation ("Licensor"), and Gemini, Inc., a Nevada corporation ("Gemini") and Andrew H. Tompkins ("Tompkins", and together with Gemini, "Licensee").

                                    RECITALS

         WHEREAS, Licensor will acquire certain rights in the Property at the First Closing, as defined in the Amended and Restated Purchase Agreement (as such terms are defined below).

         WHEREAS, pursuant to that certain Purchase Agreement dated as of August 19, 1999, as amended and restated as of August 31, 1999, effective as of August 19, 1999 (as so amended and restated, and as further amended and/or restated from time to time, the "Amended and Restated Purchase Agreement"), by and among the Licensor, Gemini, International Marco Polo's Services, Inc. ("IMPS") and Tompkins, the Licensor desires to grant, and Licensee desires to obtain, free and clear of any threat of litigation or loss of the goodwill built up in its business, an exclusive perpetual license for the use of the Property in the Territory (as defined below), subject to termination as provided herein.

         WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), by and among Isle of Capri Casinos, Inc., a Delaware corporation ("Isle of Capri"), Isle Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Isle of Capri ("Merger Sub"), and Licensor, Merger Sub shall be merged with and into Licensor, the separate corporate existence of Merger Sub shall cease and Licensor shall continue as the surviving corporation and as a wholly-owned subsidiary of Isle of Capri (the "Merger").

         NOW THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

         1. Exclusive License.

              a. Grant. Licensor hereby grants to Licensee, and Licensee accepts, an exclusive fully paid license to use the Property (the "License") in perpetuity (the "Term") within the Territory, provided, however, that Licensee may only use the License in Downtown Las Vegas in connection with the Lady Luck Casino & Hotel (including any expansion of Licensee's business in Downtown Las Vegas), and further provided that this Agreement shall terminate upon the consummation of the sale of all of the capital stock of Gemini and the Lady Luck Casino & Hotel located in Las Vegas, Nevada to Licensor as contemplated by the Amended and Restated Purchase Agreement. Licensor acknowledges that such sale may never occur. Such uses shall be limited to use in connection with

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(i) the operation of and services provided by hotels, clubs, restaurants and casinos located in Downtown Las Vegas (the "Operations"), (ii) the advertising, publicity and promotion (in any and all media and signage now known or hereafter devised) of the Operations and (iii) the manufacturing, distribution, marketing, advertising, publicity, promotion and sale of products under or referencing any of the names, logos, or other items included within the Property (the uses described in (i) through (iii) are referred to hereinafter as the "Permitted Uses"). Nothing herein contained shall be construed as an assignment or grant to Licensee of any right, title, or interest in or to the Property. All rights relating to the Property, except for the License, are reserved by Licensor; provided, that it is expressly understood that such reservation of rights permits each of Licensor, Isle of Capri and its respective affiliates to use or license others to use(only in a manner substantially similar to the Permitted
Uses), the Property only outside the State of Nevada; provided, further, that the Gemini Names (as hereafter defined) may not be used by Licensor, or licensed by Licensor to be used, even outside the State of Nevada (the "Reserved Rights").

              For purposes of this Agreement, "Property" means any of the following, whether presently existing or hereafter created (A) all registered and unregistered trade names, trademarks, service marks, copyrights, and rights under or related to copyrights of Licensor, including without limitation, those listed on Schedule 1(a) hereto and derivatives thereof; (B) the Internet domain names of Licensor listed on Schedule 1(a) hereto; (C) all designs, patterns, colors, symbols, art work, logos, indicia, trade names, corporate names, company names, business names, trade dress, trade styles, and other source or business identifiers of the Licensor related to the trademarks, service marks, copyrights and rights under or related to copyrights of Licensor described in Clause (A) above; (D) all unpatented secret formulas or processes known to a limited number of affiliates of Licensor who use such formulas or processes, to a competitive advantage, with respect to business of the Licensor, including, without limitation, odds making, player tracking systems and, subject to the last sentence of this paragraph, the mailing list ("Mailing List") which currently consists of over five million (5,000,000) casino patrons from within and without the United States (as updated and expanded from time to time during the term of this Agreement)(the "Trade Secrets"), and (E) all common law and other rights therein which relate to the business of the Licensor and including, without limitation, those listed in Schedule 1(a) hereto. In addition, "Property" includes, without limitation, any derivations or variations of any of the foregoing. However, "Property" does not include any names of persons on the Mailing List who are not customers of, and which are not used in connection with the marketing of, the Lady Luck Casino & Hotel in Las Vegas, Nevada (the names included in the Property being called "Gemini Names" and the names not included in the Property being called "Excluded Names").

         b. Territory. For purposes of this Agreement, "Territory" means Downtown Las Vegas; provided that in the event a Permitted Use by the Licensee relating to advertising, publicity, promotion, marketing or distribution shall occur outside Downtown Las Vegas (whether through any on-line service, worldwide or other computer network (e.g., the Internet), etc., or any other form of advertising, publicity, promotion, marketing or distribution), each such use shall not be deemed a breach of this Agreement and is expressly permitted.

         c. Royalty. Licensee shall pay to the Licensor a one-time license fee of $100, and, from and after the date hereof, Licensee shall have a fully paid-up License to use the Property as described above.

    2. Covenants.

         a. Compliance with Laws. Each party agrees to comply in all material respects with the provisions of applicable law, including without limitation, the notice provisions of the copyright and trademark law of the United States and other jurisdictions in the Territory. Each party agrees to place appropriate notice of any applicable trademark, service mark or copyright with respect to the Property.

         b. Ownership and Goodwill.

              i. Each party recognizes the value of the goodwill associated with the Property and acknowledges that all rights based upon or derived from the Property, including all rights therein and goodwill pertaining thereto, belong to Licensor, subject to the License, and that the Property has a secondary meaning in the mind of the public associated with Licensor and, as used subject to the License, with Licensee. Each party agrees that it will not, during the Term, do or permit to be done any act that will invalidate, attack or affect in any manner whatsoever Licensor's rights based upon or derived from the Property as well as the goodwill associated therewith.

              ii. Each party recognizes and acknowledges that any intellectual property developed by the Licensee or on its behalf ("Developments") that is not similar to, variations of or derivatives from the Property, whether or not used in conjunction with any of the Property and/or the Operations, shall belong exclusively to the Licensee (the "Licensee Property"); provided, however, that the Licensee shall only own the Developments and not the Property. Licensor agrees that it will not do or permit to be done any act that will invalidate, attack or affect in any manner whatsoever Licensee's rights based upon or derived from the Licensee Property as well as the goodwill associated therewith.

         c. Quality. Each party agrees that it shall use, and shall authorize the use of, the Property with such style, appearance and quality as to be adequate and suited for exploitation to the best advantage and to the protection and enhancement of the Property and the goodwill pertaining thereto, and that such uses shall in no manner reflect adversely upon the Property; provided, however, that the foregoing does not require that the Lady Luck Casino & Hotel located in Las Vegas, Nevada, be operated in a different manner than it is currently operated. Licensee shall submit to Licensor a sample of all uses of the Property to approve the design and quality of such use of the Property, which approval shall not be unreasonably withheld, conditioned or delayed and which approval shall be (i) deemed given, and the submission of a sample shall not be required, if the uses of the Property by the Licensee are the same as or similar to (x) the Licensor's past or future practices, (y) the Licensee's past practices, or (z) uses previously approved by the Licensor, or (ii) evidenced by written notice executed by Licensor. Licensor's failure to approve or disapprove any

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such sample by written notice within thirty (30) days of receipt of such sample shall be deemed approval of such sample.

         d. Advertising and Promotion. Each party agrees that it shall not engage, participate or otherwise become involved in any activity or course of action including, without limitation, advertising and promotion, that diminishes and/or tarnishes the image and/or reputation of the Property.

         e. Consultation. The parties agree to consult with each other whenever either party reasonably deems it necessary regarding all new logos and designs or any other substantive changes with respect to the Property, which would materially adversely affect the rights, obligations and benefits of either party to this Agreement.

         f. Noninterference; No Encumbrances. Licensor agrees that it shall not create, incur or suffer to exist any claim, lien, charge or encumbrance upon the Property or the Excluded Names.

         g. Cooperation. Each party agrees to cooperate with the other in obtaining and enforcing copyright, service mark, trade name, trade dress and trademark protection for the Property, including without limitation, in connection with suits and claims for infringement of the Property.

         h. No Conflicts. The Licensor shall not grant to any third party a license relating to the Property within the State of Nevada, or authorize or permit any violation of the rights granted to the Licensee hereunder. The Licensor shall not, under any circumstances, use or authorize the use of any of the Reserved Rights within the State of Nevada, or beyond the Permitted Uses.

         i. Trade Secrets. Each Party shall not use, disclose or make accessible the Trade Secrets to any third party, except that each party may disclose the Trade Secrets only to its personnel and agents that have a need to know the Trade Secrets and to IMPS (provided IMPS first agrees to be bound by the foregoing confidentiality covenants). The Licensor shall fully disclose to Licensee any Trade Secrets, whether now known or hereafter created.

    3. Protection of the Property.

         a. Enforcement of Property Rights. Each party agrees to assist the other in protecting the intellectual property rights with respect to the Property as follows:

              i. Registration. Licensor agrees that it shall seek to obtain and maintain, with counsel reasonably satisfactory to the Licensee, a registration from the United States Patent and Trademark Office, the United States Register of Copyrights, appropriate state agencies within the United States, or any other comparable agencies in other jurisdictions outside of the United States with respect to uses of the Property by either the Licensee or Licensor or any modifications thereto or derivations thereof (the "Registrations") and shall renew all such registrations, as required, maintain notices of allowance and otherwise take all appropriate action relating to the Registrations, including, without limitation, the filing of Statements of Use, Requests for Extensions of Time to File Statements of Use, Affidavits of Use and Affidavits of Incontestability. Licensee shall have the right to take all necessary steps to obtain and maintain the Registrations and take all action relating to such Registrations as described above where Licensor shall have failed to do so in a manner satisfactory to Licensee and Licensor shall reimburse Licensee for its out-of-pocket costs and the fees and expenses of counsel and other professionals incurred in obtaining and maintaining any Registration on the Property. All registrations shall be obtained and maintained in Licensor's name. Each party shall furnish the other with copies of each registration application filed and registration certificate so obtained, as well as copies of all other papers relating to the Registration including, without limitation, correspondence to and from government agencies and third parties contesting any claim to the Property.

              ii. Infringement. Licensor may commence or prosecute any claims or suits with respect to any infringements or possible infringement of the Property in its own name. If Licensor elects to prosecute any such claim or suit, Licensor shall notify Licensee of such election and bear all costs and expenses, including legal fees, incurred in connection with any such suits and Licensee shall not institute any suit or take any action on account of any infringements or possible infringements of the Property without first notifying and consulting with Licensor. If Licensor elects not to prosecute any such claim or suit within fourteen (14) days after the receipt of written notice of Licensee requesting it to do so, then Licensee shall have the right to prosecute any such infringement or possible infringement. If Licensee elects to do so, costs and expenses, including legal fees, incurred in connection with any such suits shall be borne by Licensee (subject to paragraph 4, to the extent applicable). If either party institutes a suit for infringement pursuant to this Agreement, the other party shall have the right to participate and represent its interest through other counsel of its own choosing and at its cost and expense, including legal fees, incurred in connection with such participation.

              iii. Remedies. In the event that either party obtains any recovery as a result of any claims or suits commenced, prosecuted or settled, the allocation of such recovery (net of the cost and expenses, including legal fees, reasonably incurred in connection with any such suit or claim) shall be allocated as follows: (i) in the event that either party bears all costs and expenses, including legal fees, incurred in connection with any such claims or suit, such party shall receive one hundred percent (100%) of any such recovery, or (ii) in the event that the Licensor and Licensee each bear a portion of the costs and expenses, including legal fees, incurred in connection with any such claims or suits, then such recovery shall be allocated between the Licensor and Licensee in proportion to costs and expenses so incurred.

         b. Damages for Failure to Protect the Property. Neither party shall have any rights against the other for damages or other remedy by reason of failure to prosecute, or the settlement of, any alleged infringements by others of the Property; provided, however, that neither party shall enter into a settlement of any alleged infringements by others of the Property which in

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any way may adversely affect the Property, the License, the Licensor's rights in the Property or the Licensee's rights granted under the License.

         c. Notice of Infringement. Each party agrees to notify the other promptly in writing of any adverse use of the Property or other designation similar to the Property of which such party is or becomes aware.

    4. Indemnification.

         a. Infringement. Licensor covenants and agrees to indemnify and hold harmless, and to reimburse within thirty (30) days after demand, Licensee and each subsidiary and affiliate or sub-licensee of Licensee and their respective successors, assigns, members, partners, stockholders, directors, officers, agents and employees against any and all liabilities, damages, costs and expenses (including reasonable attorneys' fees) incident to, arising out of, resulting from or incurred in connection with any claim that Licensee's use of the Property in accordance with the terms of this Agreement infringes on the rights of any third party.

         b. Misrepresentation by Licensor. Licensor also agrees to indemnify and hold harmless Licensee, its subsidiaries, sublicensees and their respective officers, directors and employees from and against any and all damages, costs and expenses (including reasonable attorney's fees) incurred by any of them arising out of or in connection with (i) any misrepresentation or inaccuracy of Licensor or any of its officers, directors or employees (the "Licensor Affiliates"), whether contained in the representations and warranties in this Agreement or otherwise communicated in writing to Licensee, (ii) any breach of any covenant or agreement of the Licensor or the Licensor Affiliates with the Licensee, whether contained in this Agreement or otherwise reduced by writing, and (iii) any use of the Property by the Licensor during the Term.

    5. Remedies Upon Breach.

         a. Breach. In the event of any breach of this Agreement, the party alleging such breach shall give written notice of the breach to the breaching party and shall specify a reasonable period of time (not less than ninety (90) days) within which the breaching party is to cure the breach.

         b. Remedies. In the event that such breach has not been cured within the specified period, (i) the exclusive remedies of the Licensor shall be as follows: (x) in the event of a breach of (a) the quality control provisions set forth in paragraph 2(c) or (b) the territorial use of the Property provisions set forth in paragraph 1(b) by the Licensee, then the Licensor shall have the right to obtain an injunction against the Licensee from any court having jurisdiction over the matter restraining any further breach of such quality control provisions or of such territorial use provisions with respect to the particular service or product involved, the granting of which the Licensee shall not oppose on the grounds that monetary damages are sufficient or to terminate this Agreement as provided in paragraph 6(iii) and (y) in the event of any breach by the Licensee, the Licensor shall have the right to seek and receive monetary damages for breach of contract from the breaching party;

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provided, that it is expressly agreed that in no event shall the Licensor have the right to terminate or rescind this Agreement or obtain equitable relief, except as expressly provided herein; and (ii) Licensee shall have the right to pursue any remedies it may have in law or equity, including, without limitation, the right to seek to obtain an injunction against the Licensor from any court having jurisdiction over the matter restraining any further breach, the granting of which the Licensor shall not oppose on the grounds that money damages are sufficient.

    6. Termination

         Licensor may terminate this Agreement upon written notice given to Licensee in the event of any one of the following:

              i. dissolution of Licensee, other than in connection with a corporate reorganization; and

              ii. filing by Licensee of a voluntary petition in bankruptcy, filing of an involuntary petition in bankruptcy against Licensee (which petition remains unlifted or unstayed for sixty (60) days), appointment by a court of a temporary or permanent receiver, trustee or custodian for Licensee's business or a general assignment by Licensee for the benefit of Licensee's creditors; and

              iii. in the event that within a one (1) year period Licensee has failed to cure at least three (3) material breaches of any agreement, covenant or obligation contained in paragraph 2(c) within the time period provided in
Section 5(a) of this Agreement. A breach shall be deemed material only if it results in a material diminution of the value of the Property. For the purposes of this paragraph 6(iii), a continuing breach shall only be considered a single breach.

    7. Effect of Termination

         a. Within sixty (60) days after the termination or expiration of this Agreement, Licensee shall cease all use of the Property, except that in the case of signs and other media which cannot reasonably practicably be replaced within such sixty (60) day period Licensee shall have up to one (1) year from such termination or expiration to cease such use of the Property.

         b. After termination of this Agreement, all rights granted herein shall revert to Licensor who may continue to license others to use the Property in any way whatsoever.

         c. Licensee acknowledges that its failure to cease all use of the Property at the termination or expiration of this Agreement as provided in paragraph 7(a) will result in immediate and irreparable damage to Licensor. Licensee acknowledges and admits that there is no adequate remedy at law for failure to cease use of the Property and agrees that in the event of such failure, Licensor shall be entitled to seek equitable relief by way of injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

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    8. Representations and Warranties of Gemini. Gemini hereby represents and warrants as follows:

         a. Organization; Authority; Enforceability. Gemini is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Gemini, has been duly authorized by all necessary corporate action, and constitutes the legal, valid and binding obligation of Gemini enforceable in accordance with its terms.

         b. No Conflict or Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not (i) constitute, with or without the giving of notice or passage of time, or both, a breach of any of the terms or provisions of, or a default under any agreement, indenture or other instrument to which Gemini is a party or by which it or any of its property is bound, (ii) cause, or give any person grounds to cause, with or without the giving of notice or passage of time, or both, the maturity of any material liability or obligation of Gemini to be accelerated, increased or otherwise affected, or (iii) conflict with Gemini's Articles of Incorporation or By-laws, or any judgment, decree, order or award of any court, governmental body or arbitrator binding upon Gemini, or any law, rule, or regulation applicable to it.

         c. Approvals. No consent, action, approval or authorization prescribed by any law, rule or regulation, or by any agreement to which Gemini is a party, is required in order to permit the consummation of the transactions contemplated by this Agreement.

         d. No Legal Bar. Gemini is not prohibited by any order, writ, injunction or decree from consummating the transactions contemplated by this Agreement, and no action or proceeding is pending or, to the best of Gemini's knowledge, threatened against Gemini which questions the validity of this Agreement or any of the actions which the parties hereto have taken in connection herewith or which it is contemplated they shall take in connection herewith.


    9. Representations and Warranties of Tompkins. Tompkins hereby represents and warrants as follows:

         a. No Conflict or Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not (i) constitute, with or without the giving of notice or passage of time, or both, a breach of any of the terms or provisions of, or a default under any agreement, indenture or other instrument to which Tompkins is a party or by which he or any of his property is bound, (ii) cause, or give any person grounds to cause, with or without the giving of notice or passage of time, or both, the maturity of any material liability or obligation of Tompkins to be accelerated, increased or otherwise

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affected, or (iii) conflict with any judgment, decree, order or award of any court, governmental body or arbitrator binding upon Tompkins, or any law, rule, or regulation applicable to him.

         b. Approvals. No consent, action, approval or authorization prescribed by any law, rule or regulation, or by any agreement to which Tompkins is a party, is required in order to permit the consummation of the transactions contemplated by this Agreement.

         c. No Legal Bar. Tompkins is not prohibited by any order, writ, injunction or decree from consummating the transactions contemplated by this Agreement, and no action or proceeding is pending or, to the best of Tompkins' knowledge, threatened against Tompkins which questions the validity of this Agreement or any of the actions which the parties hereto have taken in connection herewith or which it is contemplated they shall take in connection herewith.

    10. Licensor. Licensor represents and warrants as follows:

         a. Organization and Authority. Licensor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Licensor, has been duly authorized by all necessary corporate action on the part of Licensor, and constitutes the legal, valid and binding obligation of Licensor, enforceable in accordance with its terms.

         b. No Conflict or Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not (i) constitute, with or without the giving of notice or passage of time, or both, a breach of any of the terms or provisions of, or a default under, any agreement, indenture or other instrument to which Licensor is a party or by which Licensor or any of its property is bound, (ii) cause, or give any person grounds to cause, with or without the giving of notice or passage of time, or both, the maturity of any material liability or obligation of Licensor to be accelerated, increased or otherwise affected, or (iii) conflict with Licensor's Certificate of Incorporation or By-Laws, or any judgment, decree, order or award of any court, governmental body or arbitrator binding upon Licensor, or any law, rule or regulation applicable to Licensor. To the Licensor's knowledge, after due inquiry, there are no license agreements, arrangements or understandings with respect to the Property other than this Agreement, and Licensor has no obligation to grant a License to or enter into an agreement, arrangement or understanding with any third party with respect to the Property.

         c. Approvals. No consent, action, approval or authorization prescribed by any law, rule or regulation or any agreement to which Licensor is a party is required in order to permit the consummation of the transactions contemplated by this Agreement.

         d. No Legal Bar. Licensor is not prohibited by any order, writ, injunction or decree from consummating the transactions contemplated by this Agreement, and no action or proceeding is pending or, to the best of Licensor's knowledge, threatened against Licensor which questions the validity of this Agreement or any of the actions which the parties hereto have taken in connection herewith, or which it is contemplated they shall take in connection herewith. To the Licensor's knowledge, after due inquiry, there is no action or proceeding relating to the Property, or any legal, administrative or other proceeding that may adversely affect the License or the Property.

         e. Solvency; Fraudulent Conveyance. The liabilities of the Licensor do not exceed its assets. Immediately after giving effect to the License pursuant to the terms of this Agreement, the Licensor will not (i) be rendered insolvent,
(ii) be left with unreasonably small capital with which to engage its business or (iii) have incurred indebtedness beyond its ability to pay such indebtedness as it matures. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Licensor.

    11. Miscellaneous.

         a. Effectiveness. As a condition precedent to the effectiveness of any of the terms of this Agreement, Licensor shall have consummated the Merger in accordance with the terms of the Merger Agreement. If the Merger is not consummated in accordance with the terms of the Merger Agreement, the terms of this Agreement shall be given no effect. This Agreement shall become effective on the First Closing Date (as defined in the Amended and Restated Purchase Agreement).

         b. No Waiver. No action taken by any party hereto shall be deemed to constitute a waiver by such party of compliance with any covenant or agreement contained in this Agreement; no course of dealing between the parties hereto and no failure or delay on the part of any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof and no single or partial exercise of any right, power or privilege shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

         c. Entire Agreement; Amendments. This Agreement along with the Schedules hereto constitute the entire agreement, and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party or parties against whom enforcement thereof is sought, and any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         d. Assignment. The parties may assign the License or any of their respective rights hereunder; provided, however, that (i) the Licensee may only assign the License to a party who is purchasing the Lady Luck Casino & Hotel located in Las Vegas, Nevada, or to any of its affiliates, and (ii) any such assignment shall not become effective until such time as (1) the assignee executes an instrument binding it to the terms of this Agreement, (2) the assigning party provides written notice of such assignment to the other party, and (3) in the event of an assignment by the

Licensor, the Licensor provides an opinion of counsel (reasonably satisfactory to the other party) stating that any such assignment includes all of the goodwill associated with the Property, that all of the Property shall be assigned and that any such transaction shall not constitute an "assignment in gross" or might otherwise adversely affect the Property or the License.

         e. Power of Attorney. Licensor hereby makes, constitutes and appoints Licensee its true and lawful attorney, in its name, place and stead, to execute documents, and take actions on behalf of the Licensor for the limited purpose of carrying out the terms and conditions of this Agreement, which permit Licensee to act on behalf of Licensor.

         f. Specific Performance; Jurisdiction. Licensor and Licensee each acknowledge that the License is unique and that Licensor and/or Licensee may have no adequate remedy at law for the failure by either of them to perform their respective obligations hereunder. Accordingly, Licensor and Licensee each agrees that, subject to the provisions of paragraph 5(a), in the event of any such failure, the non breaching party shall have the right to obtain an injunction as set forth in paragraph 5(b).

         g. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given (i) on the date of service if personally served, (ii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid, or (iii) on the date sent if sent by telecopier, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

         If to Licensor to:

         Lady Luck Gaming Corporation
         220 Stewart Avenue
         Las Vegas, Nevada 89101
         Attention: General Counsel
         Fax No.:  (702) 477-3003

         With a copy to:

         Isle of Capri Casinos, Inc.
         711 Dr. Martin Luther King, Jr. Blvd.
         Biloxi, Mississippi 39530
         Attention: Chief Financial Officer
         Fax No.: (228) 435-5998

         Mayer, Brown & Platt
         190 South La Salle Street

         Chicago, Illinois 60603-3441
         Attention: Paul Theiss, Esq.
         Fax No.:  (312) 706-8218

         If to Gemini, Inc., to:

         Gemini, Inc.
         206 North Third Street
         Las Vegas, NV 89101
         Attention: Andrew H. Tompkins
         Fax No.: (702) 258-8175

         If to Tompkins, to:

         Andrew H. Tompkins
         c/o Lady Luck Casino Hotel
         206 North Third Street
         Las Vegas, NV 89101
         Fax No.:  (702) 258-8175

         With a copy in the case of Gemini and Tompkins to:

         Swidler Berlin Shereff Friedman, LLP
         919 Third Avenue
         New York, New York 10022
         Attention: Robert M. Friedman, Esq.
         Fax No.:  (212) 758-9526

         and a copy to:

         Lionel Sawyer & Collins
         1700 Bank of America Plaza
         300 South Fourth Street
         Las Vegas, Nevada 89101
         Attention: Jeffrey P. Zucker, Esq.
         Fax No.: (702) 383-8845

         h. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, heirs and legal representatives.

         i. Severability. The invalidity of all or part of any paragraph of this Agreement shall not render invalid the remainder of such paragraph or of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         j. Headings. The headings of this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         k. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute a single instrument.

         l. Choice of Law and Venue; Jury Trial Waiver. The validity of this Agreement, its construction, interpretation, and enforcement, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of Nevada, without giving effect to its conflict of law principles. The Licensor and the Licensee waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any of the transactions contemplated therein, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims. The Licensor and the Licensee represent that each has reviewed this waiver and each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. Any and all service of process shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

         m. Franchise. The parties acknowledge and agree that this Agreement is an intellectual property rights license agreement and does not constitute, and shall not be construed as, a franchise agreement. The parties further acknowledge and agree that state and federal franchise laws do not and will not apply to this Agreement or to the relationship between Licensee and Licensor and their respective rights and obligations hereunder.

         n. Further Assurances. The parties hereto hereby agree to execute and deliver any further instruments, certificates and documents as may be reasonably requested from each such party by any of the parties hereto in order to carry out the terms and conditions of this Agreement.

         o. Construction. Neither party shall assert that the other is the drafting party for purposes of interpretation of this Agreement.

         p. Attorneys' Fees. In any legal action or other proceeding brought to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to reasonable attorneys' fees.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused this Agreement to be executed and delivered by their duly authorized representative, as of the date first above written.

                                       LADY LUCK GAMING CORPORATION


                                       By: /s/ Rory J. Reid
                                          --------------------------------------
                                           Name:  Rory J. Reid
                                           Title: Senior Vice President


                                       GEMINI, INC.


                                       By: /s/ Andrew H. Tompkins
                                          --------------------------------------
                                           Name:  Andrew H. Tompkins
                                           Title: President



                                       /s/ Andrew H. Tompkins
                                       -----------------------------------------
                                       Andrew H. Tompkins

                                  Schedule 1(a)

                                    PROPERTY

         The term "Property" as used in this Agreement shall include the following applications, registrations and Internet domain names:

--------------------------------------------------------------------------------
Mark                    Registration No.      Issued       Renewal/8&15 Due
----                    ----------------      ------       ----------------
LADY LUCK               1,165,866             8/18/81      Renewal Due 8/18/2001
--------------------------------------------------------------------------------
LADY LUCK & Design      1,165,867             8/18/81      Renewal Due 8/18/2001
--------------------------------------------------------------------------------
LADY LUCK & Design      1,165,868             8/18/81      Renewal Due 8/18/2001
--------------------------------------------------------------------------------
LUCKY LADY              1,528,853             3/7/89       Renewal Due 3/7/2009
--------------------------------------------------------------------------------
LADY LUCK               1,530,253             3/14/89      Renewal Due 3/14/2009
--------------------------------------------------------------------------------
LADY LUCK               1,650,606             7/16/91      Renewal Due 7/16/2001
--------------------------------------------------------------------------------
MARCO POLO'S            1,726,344             10/20/92     Renewal Due
                                                           10/20/2002
--------------------------------------------------------------------------------
LADY LUCK               1,613,796             9/18/90      Renewal Due 9/18/2000
--------------------------------------------------------------------------------
BLUSHING LADY           1,636,938             3/5/91       Renewal Due 3/5/2001
--------------------------------------------------------------------------------
LADY LUCK               1,847,065             7/26/94      8 & 15 Due 7/26/2000
--------------------------------------------------------------------------------
MAD MONEY               1,535,814             4/18/89      Renewal Due 4/18/2009
--------------------------------------------------------------------------------
MAD MONEY & Design      1,535,808             4/18/89      Renewal Due 4/18/2009
--------------------------------------------------------------------------------
LADY LUCK               2,166,197             6/16/98      8 & 15 Due 6/16/2004
EXPERIENCE
--------------------------------------------------------------------------------
LADY LUCK               2,238,666             4/13/99      8 & 15 Due 4/13/2005
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Mark                    Serial No.            Filed        Status
--------------------------------------------------------------------------------
MARCO POLO              75/486,489            5/18/98      Cancellation Pending
--------------------------------------------------------------------------------
THE PLAYER'S PLACE      75/578,185            10/26/98     Application Pending
--------------------------------------------------------------------------------

Internet domain names:

1. ladyluck.com








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